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                                                                   EXHIBIT 10.22

                                                  Adopted by Board of Directors
                                                  at Meeting Held August 2, 1993


Amendment to 1992 Employee Stock Option Program


                 WHEREAS, the Lockheed Corporation 1992 Employee Stock Option Program (the "Program") was adopted by resolution of this Board on February 3, 1992, and revised by resolution of this Board adopted August 3, 1992 (the "Resolutions") and approved by the Corporation's stockholders on April 28, 1992; and

                 WHEREAS, the Program, as revised, contains certain provisions intended to become effective upon the expiration of a transition period with respect to new SEC Rule 16b-3 (the "Provisions") in order that this Corporation, consistent with the SEC rule changes, could assure compliance with those rules both before and after such date; and

                 WHEREAS, this Corporation by prior resolution elected, consistent with applicable rules, to remain under SEC Rule 16b-3 as in effect prior to May 1, 1991, with respect to the Program and any other employee benefit plans of this Corporation involving equity securities of this Corporation (including derivative securities of this Corporation) that are subject to Section 16 of the Securities Exchange Act of 1934, as amended, to the maximum extent permitted by the transition provisions of those rules; and

                 WHEREAS, the SEC has again delayed the expiration of the transition period and thus the intended operative date for certain of such changes until September 1, 1994 (or such earlier date as it may set by rulemaking); and

                 WHEREAS, by the terms of the Program, the Board may make the following amendments to the Program without stockholder approval;

                 NOW, THEREFORE, BE IT RESOLVED, that all such references to September 1, 1993, in or with respect to the Program, as revised, and in the Resolutions be, and they hereby are, changed to September 1, 1994, or such other date as may be designated as the expiration date of the transition provisions under SEC Rule 16b-3; and

                 RESOLVED, FURTHER, that the Management Development and Compensation Committee, as Administrator of the Program, shall take such actions as necessary or desirable to carry out the intent and purposes of these resolutions.